PRINCIPAL FUNDS, INC.
CONTRACTUAL FEE WAIVER AGREEMENT
AGREEMENT to be effective September 22, 2022 by and between Principal Funds, Inc. (the “Fund”) and Principal Global Investors, LLC (the “Advisor”) (together, the “Parties”).
The Advisor has contractually agreed to limit the Fund’s expenses (excluding interest expense, expenses related to fund investments, acquired fund fees and expenses, and other extraordinary expenses) on certain share classes of certain of the Funds. For avoidance of doubt, the expenses associated with collecting tax reclaims in foreign countries, such as countries in the European Union, for taxes withheld in prior years are extraordinary expenses and, as such, are excluded from the expense limits. The reductions and reimbursements are in amounts that maintain total operating expenses at or below certain limits. The limits are expressed as a percentage of average daily net assets attributable to each respective class on an annualized basis. The expenses borne by the Advisor are subject to reimbursement by the Funds through the fiscal year end, provided no reimbursement will be made if it would result in the Funds’ exceeding the total operating expense limits. The operating expense limits are attached on Schedule A to this Agreement.
Further, the Advisor has contractually agreed to waive a portion of the management fee it receives from certain Funds. The waiver is expressed as a percentage of average daily net assets. The management fee waivers are attached as Schedule B to this Agreement.
The Agreement embodies the entire agreement of the Parties relating to the subject matter hereof. This Agreement supersedes all prior agreement and understandings, and all rights and obligations thereunder are hereby canceled and terminated. No amendment or modification of this Agreement will be valid or binding unless it is in writing by the Parties.
This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Each Party agrees that electronic signatures of the Parties included in this Agreement are intended to authenticate this writing and to have the same force and effect as manual signatures. Electronic signature means any electronic sound, symbol, or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including facsimile or email electronic signatures.
IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed effective as of the day and year first written above.

PRINCIPAL FUNDS, INC.		PRINCIPAL GLOBAL INVESTORS, LLC

By:	/s/ Clint L. Woods	By:	/s/ Clint L. Woods
Name:	Clint L. Woods	Name:	Clint L. Woods
Title:	Vice President, Counsel, and Assistant Secretary	Title:	Vice President, Associate General Counsel, and Secretary

By:	/s/ Beth C. Wilson	By:	/s/ Adam U. Shaikh
Name:	Beth C. Wilson	Name:	Adam U. Shaikh
Title:	Vice President and Secretary	Title:	Assistant General Counsel

Series	Class A	Class C	Class J	Institutional Class	Expiration
California Municipal Fund	N/A	N/A	N/A	0.46%	02/28/2023
Core Fixed Income Fund	N/A	N/A	N/A	0.46%	02/28/2023
Core Plus Bond Fund	0.84%	N/A	N/A	0.56%	02/28/2023
Diversified Income Fund	N/A	N/A	N/A	0.68%	02/28/2023
Diversified International Fund	N/A	1.98%	N/A	0.85%	02/28/2023
Equity Income Fund	N/A	N/A	N/A	0.52%	02/28/2023
Finisterre Emerging Markets Total Return Bond Fund	N/A	N/A	N/A	0.85%	02/28/2023
Global Emerging Markets Fund	1.55%	2.35%	1.37%	1.20%	02/28/2023
Global Real Estate Securities Fund	N/A	N/A	N/A	0.94%	02/28/2023
Government & High Quality Bond Fund	N/A	1.63%	N/A	0.53%	02/28/2023
Government Money Market Fund	N/A	N/A	N/A	0.15%	02/28/2023
High Yield Fund	N/A	N/A	N/A	0.61%	02/28/2023
Inflation Protection Fund	N/A	N/A	0.85%	N/A	02/28/2023
International Fund I	N/A	N/A	N/A	0.79%	02/29/2024
LargeCap S&P 500 Index Fund	N/A	1.30%	N/A	N/A	02/28/2023
MidCap Growth Fund	N/A	N/A	N/A	0.75%	02/28/2023
MidCap Value Fund I	1.15%	N/A	N/A	0.69%	02/28/2023
Money Market Fund	0.50%	N/A	N/A	N/A	02/28/2023
Principal LifeTime 2010 Fund	0.38%	N/A	N/A	N/A	02/28/2023
Principal LifeTime 2030 Fund	0.38%	N/A	N/A	N/A	02/28/2023
Principal LifeTime 2040 Fund	0.38%	N/A	N/A	N/A	02/28/2023
Principal LifeTime 2050 Fund	0.38%	N/A	N/A	N/A	02/28/2023
Principal LifeTime 2060 Fund	N/A	N/A	0.38%	N/A	02/28/2023
Principal LifeTime 2065 Fund	N/A	N/A	N/A	0.08%	02/28/2023
Principal LifeTime Hybrid 2015 Fund	N/A	N/A	0.30%	0.05%	02/28/2023
Principal LifeTime Hybrid 2020 Fund	N/A	N/A	N/A	0.05%	02/28/2023
Principal LifeTime Hybrid 2025 Fund	N/A	N/A	N/A	0.05%	02/28/2023
Principal LifeTime Hybrid 2030 Fund	N/A	N/A	N/A	0.05%	02/28/2023
Principal LifeTime Hybrid 2035 Fund	N/A	N/A	N/A	0.05%	02/28/2023
Principal LifeTime Hybrid 2040 Fund	N/A	N/A	N/A	0.05%	02/28/2023
Principal LifeTime Hybrid 2045 Fund	N/A	N/A	0.30%	0.05%	02/28/2023
Principal LifeTime Hybrid 2050 Fund	N/A	N/A	0.30%	0.05%	02/28/2023
Principal LifeTime Hybrid 2055 Fund	N/A	N/A	0.30%	0.05%	02/28/2023
Principal LifeTime Hybrid 2060 Fund	N/A	N/A	0.30%	0.05%	02/28/2023
Principal LifeTime Hybrid 2065 Fund	N/A	N/A	0.30%	0.05%	02/28/2023
Principal LifeTime Hybrid Income Fund	N/A	N/A	0.30%	0.05%	02/28/2023
Principal LifeTime Strategic Income Fund	0.38%	N/A	N/A	N/A	02/28/2023
Real Estate Securities Fund	N/A	N/A	N/A	0.86%	02/28/2023
Short-Term Income Fund	N/A	N/A	N/A	0.43%	02/28/2023
SmallCap Fund	N/A	N/A	N/A	0.85%	02/28/2023
SmallCap S&P 600 Index Fund	N/A	N/A	N/A	0.21%	02/28/2023
SmallCap Value Fund II	N/A	N/A	1.30%	0.96%	02/28/2023
Tax-Exempt Bond Fund	N/A	1.60%	N/A	0.45%	02/28/2023

Series	R-1	R-3	R-4	R-5	Expiration
Government & High Quality Bond Fund	1.29%	0.98%	0.79%	0.67%	02/28/2023
Principal LifeTime 2065 Fund	0.93%	0.62%	0.43%	0.31%	02/28/2023
Short-Term Income Fund	N/A	N/A	0.79%	N/A	02/28/2023

In addition, the Advisor has contractually agreed to limit the expenses identified as “Other Expenses” related to certain share classes of certain of the Funds by paying, if necessary, expenses normally payable by the Fund (excluding interest expense, expenses related to fund investments, acquired fund fees and expenses, and other extraordinary expenses) to maintain "Other Expenses" (expressed as a percent of average net assets on an annualized basis) at or below certain limits. For avoidance of doubt, the expenses associated with collecting tax reclaims in foreign countries, such as countries in the European Union, for taxes withheld in prior years are extraordinary expenses and, as such, are excluded from the expense limits. The limits are expressed as a percent of average net assets on an annualized basis. The Other Expenses limits and the agreement terms are as follows:

Series	Class R-6	Expiration
Diversified Income Fund	0.02%	02/28/2023
Diversified International Fund	0.04%	02/28/2023
Global Emerging Markets Fund	0.04%	02/28/2023
International Fund I	0.04%	02/28/2023
MidCap Fund	0.02%	02/28/2023
Principal LifeTime Hybrid 2015 Fund	0.02%	02/28/2023
Principal LifeTime Hybrid 2020 Fund	0.02%	02/28/2023
Principal LifeTime Hybrid 2025 Fund	0.02%	02/28/2023
Principal LifeTime Hybrid 2030 Fund	0.02%	02/28/2023
Principal LifeTime Hybrid 2035 Fund	0.02%	02/28/2023
Principal LifeTime Hybrid 2040 Fund	0.02%	02/28/2023
Principal LifeTime Hybrid 2045 Fund	0.02%	02/28/2023
Principal LifeTime Hybrid 2050 Fund	0.02%	02/28/2023
Principal LifeTime Hybrid 2055 Fund	0.02%	02/28/2023
Principal LifeTime Hybrid 2060 Fund	0.02%	02/28/2023
Principal LifeTime Hybrid 2065 Fund	0.02%	02/28/2023
Principal LifeTime Hybrid Income Fund	0.02%	02/28/2023
SmallCap Fund	0.02%	02/28/2023
SmallCap Growth Fund I	0.01%	02/28/2023
SmallCap Value Fund II	0.02%	02/28/2023

Series	Class A	Class C	Institutional Class	Class J	Expiration
Blue Chip Fund	N/A	N/A	0.66%	N/A	12/30/2022
Bond Market Index Fund	N/A	N/A	N/A	0.54%	12/30/2022
Diversified Real Asset Fund	1.20%	N/A	0.83%	N/A	12/30/2022
Edge MidCap Fund	1.10%	N/A	0.77%	N/A	12/30/2022
Global Multi-Strategy Fund	N/A	N/A	1.63%	N/A	12/30/2022
Global Sustainable Listed Infrastructure	N/A	N/A	0.88%	N/A	12/30/2023
International Equity Index Fund	N/A	N/A	0.31%	N/A	12/30/2022
International Small Company Fund	N/A	N/A	1.15%	N/A	12/30/2022
Opportunistic Municipal Fund	0.84%	N/A	0.56%	N/A	12/30/2022
Origin Emerging Markets Fund	1.55%	N/A	1.20%	N/A	12/30/2022
Small-MidCap Dividend Income Fund	1.12%	1.87%	0.85%	N/A	12/30/2022
Small-MidCap Growth Fund	N/A	N/A	0.83%	N/A	12/30/2022
Spectrum Preferred and Capital Securities Income Fund	N/A	N/A	0.81%	N/A	12/30/2022

For Capital Securities Fund, the Advisor has agreed contractually to limit the Fund’s expenses attributable to Class S shares by paying expenses normally payable by the Fund (excluding interest expense, expenses related to fund investments, acquired fund fees and expenses, and other extraordinary expenses) to maintain a total level of operating expenses (expressed as a percent of average net assets on an annualized basis) not to exceed 0.00%. For avoidance of doubt, the expenses associated with collecting tax reclaims in foreign countries, such as countries in the European Union, for taxes withheld in prior years are extraordinary expenses and, as such, are excluded from the expense limit. It is expected that the expense limit will continue permanently (and in any event, at least through December 30, 2022); however, Principal Funds, Inc. and the Advisor, the parties to the agreement, may mutually agree to terminate the expense limit.
In addition, the Advisor has contractually agreed to limit the expenses identified as “Other Expenses” related to certain share classes of certain of the Funds by paying, if necessary, expenses normally payable by the Fund (excluding interest expense, expenses related to fund investments, acquired fund fees and expenses, and other extraordinary expenses) to maintain "Other Expenses" (expressed as a percent of average net assets on an annualized basis) at or below certain limits. For avoidance of doubt, the expenses associated with collecting tax reclaims in foreign countries, such as countries in the European Union, for taxes withheld in prior years are extraordinary expenses and, as such, are excluded from the expense limits. The limits are expressed as a percent of average net assets on an annualized basis. The Other Expenses limits and the agreement terms are as follows:

Series	Class R-6	Expiration
Diversified Real Asset Fund	0.02%	12/30/2022
Edge MidCap Fund	0.02%	12/30/2023
Global Multi-Strategy Fund	0.02%	12/30/2022
International Equity Index Fund	0.04%	12/30/2022
International Small Company Fund	0.04%	12/30/2022
Small-MidCap Dividend Income Fund	0.02%	12/30/2022

SCHEDULE B

Series	Waiver	Expiration
Blue Chip Fund	0.03%	12/30/2022
Bond Market Index Fund	0.015%	12/30/2022
Core Plus Bond Fund	0.06%	02/28/2023
Diversified Income Fund	0.04%	02/28/2023
Diversified Real Asset Fund	0.05%	12/30/2022
Edge MidCap Fund	0.05%	12/30/2022
Global Multi-Strategy Fund	0.04%	12/30/2022
High Income Fund	0.015%	02/28/2023
LargeCap Growth Fund I	0.016%	02/28/2023
LargeCap Value Fund III	0.065%	02/28/2023
MidCap Growth Fund III	0.02%	02/28/2023
MidCap Value Fund I	0.02%	02/28/2023
Opportunistic Municipal Fund	0.06%	12/30/2022
Overseas Fund	0.035%	02/28/2023
SmallCap Growth Fund I	0.02%	02/28/2023
SmallCap Value Fund II	0.02%	02/28/2023